UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 26, 2022

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, 4th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2022, Epizyme, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters listed therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 56,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a public offering price of $1.50 per share. All of the Shares are being sold by the Company. The Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $1.41 per share. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 8,500,000 shares of Common Stock (the “Additional Shares”), at the same price per share as the Shares.

The Company estimates that the net proceeds from the Offering will be approximately $79.5 million, or approximately $91.4 million if the Underwriters exercise in full their option to purchase Additional Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses. Based on the Company’s research and development plans and its timing expectations related to the progress of its programs, the Company expects that the net proceeds from the Offering, together with the Company’s existing cash, cash equivalents and marketable securities as of December 31, 2021, and product revenue the Company expects to generate from product sales, will enable the Company to fund its operating expenses and capital expenditure requirements into the third quarter of 2023.

The Shares, and any Additional Shares, will be issued pursuant to a prospectus supplement dated January 26, 2022 and an accompanying base prospectus dated May 13, 2021 that form a part of the registration statement on Form S-3 that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) (File No. 333-255806), which was declared effective by the SEC on May 13, 2021. The closing of the Offering is expected to take place on or about January 31, 2022, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares and Additional Shares is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

Any statements in this report about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all; uncertainties associated with the commercialization of pharmaceutical products; uncertainties inherent in the initiation of future clinical studies and in the availability and timing of data from ongoing clinical studies; whether results from preclinical studies or earlier clinical studies of the Company’s product candidates will be predictive of the results of future trials; whether the Company will receive regulatory approvals, including accelerated approval, to conduct trials or to market products; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement related to the Offering filed with the SEC on January 26, 2022, the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2021, the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2021, and the risks described in other filings that the Company may make with the SEC. In addition, the forward-looking statements included in this report represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 26, 2022, by and among the Company and Jefferies, LLC, as representative of the several Underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: January 27, 2022	By:	/s/ Grant Bogle
Grant Bogle President and Chief Executive Officer